Exhibit 99.1
Advance Auto Parts Reports Second Quarter 2021 Results
Net Sales Increased 5.9% to $2.6 billion, Comparable Store Sales Increased by 5.8%
Diluted EPS of $2.74 Flat Compared to Q2 2020; Adjusted Diluted EPS Increased 15.3% to $3.40
Year to Date Operating Cash Flow of $776.2 million; Free Cash Flow Improved to $646.6 million
Increased Full Year 2021 Guidance

RALEIGH, N.C., August 24, 2021 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, that serves both professional installer and do-it-yourself customers, today announced its financial results for the second quarter ended July 17, 2021.
"Advance’s second quarter results highlight the strength of our team and diversified asset base as we continue to make progress on our long-term strategic objectives,” said Tom Greco, president and chief executive officer. “I’d like to thank all our team members and independent partners for their relentless focus on execution. In the second quarter, we delivered a 5.8% increase in comparable store sales and 13.3% on a two-year stack. Our top-line improvement was led by the professional business with a recovery in miles driven fueling demand as we lapped double-digit DIY omnichannel growth in the prior year. Our Adjusted operating income margin expanded 11 basis points to 11.4%. When compared with the second quarter of 2019, our Adjusted operating income margin increased 227 basis points demonstrating progress against our margin expansion initiatives. Adjusted diluted EPS increased 15.3% to $3.40 compared with the second quarter of 2020 and increased 56.7% compared with 2019. Our commitment to improving working capital and protecting our balance sheet throughout the pandemic enabled a more than doubling of our Free cash flow when compared with the same period of 2020. Year to date through the second quarter of 2021, Free cash flow of $646.6 million, increased 70% versus the same period of 2019.

“We’re committed to a balanced approach in returning cash to shareholders as we remain focused on driving total shareholder return. In Q2, we returned a record $457.9 million to our shareholders through a combination of share repurchases and our quarterly cash dividend. As we continue into the second half of 2021, we continue to prioritize the health, safety and wellbeing of our team members and customers as we have throughout the COVID-19 pandemic. We’re confident our ongoing focus to serve our customers with care and speed will enable us to successfully execute against our long-term strategy. This includes growth at or above the industry, capitalizing on our unique margin expansion opportunity and the return of excess cash to shareholders."

Q2 2021 Highlights (1)
•Net sales increased 5.9% to $2.6 billion
•Comparable store sales (2) increased 5.8%; On a two-year stack, Comparable store sales increased 13.3%
•Operating income decreased 6.8% to $244.9 million; Adjusted operating income (3) increased 7.0% to $302.0 million
•Operating income margin decreased by 126 basis points to 9.2%; Adjusted operating income margin (3) expanded 11 basis points to 11.4%
•Diluted EPS of $2.74 was flat compared with the same period of the prior year; Adjusted Diluted EPS (3) increased 15.3% to $3.40
•Year to date Operating cash flow increased to $776.2 million; Free cash flow (3) increased to $646.6 million
•Returned $457.9 million to shareholders through a combination of share repurchases and quarterly cash dividends
(1) All comparisons are based on the same time period in the prior year.
(2) Comparable store sales exclude sales to independently owned Carquest locations.
(3) For a better understanding of the company's adjusted results, refer to the reconciliation of non-GAAP adjustments in the accompanying financial tables included herein.

Second Quarter 2021 Financial Results
Net sales for the second quarter of 2021 were $2.6 billion, a 5.9% increase versus the second quarter of the prior year. Comparable store sales for the second quarter of 2021 increased 5.8%. The increase was led by a strong recovery in the company's professional business.

Adjusted gross profit increased 11.7% to $1.2 billion. Adjusted gross profit margin was 46.4% of Net sales in the second quarter of 2021, a 239 basis point increase from the second quarter of 2020. This was driven by improvements in category management initiatives, including strategic sourcing, strategic pricing and owned brand expansion as well as favorable inventory related costs compared to the prior year. These improvements were partially offset by inflationary costs within supply chain and unfavorable channel mix. The company's GAAP Gross profit margin increased to 44.9% from 43.8% in the second quarter of 2020.

Adjusted SG&A increased $108.7 million to $926.4 million. Adjusted SG&A was 35.0% of Net sales in the second quarter of 2021, which deleveraged 228 basis points compared with the second quarter of 2020. This was driven by higher incentive compensation within professional, wage inflation within store labor, higher delivery costs associated with professional delivery and normalized hours of operation compared to the prior year. These costs were partially offset by a year over year decrease in COVID-19 related expenses. The company's GAAP SG&A was 35.6% of Net sales in the second quarter of 2021 compared with 33.3% in the second quarter of 2020.

The company's Adjusted operating income was $302.0 million in the second quarter of 2021, an increase of 7.0% versus the second quarter of the prior year. Adjusted operating income margin increased 11 basis points to 11.4% of Net sales for the second quarter compared with the second quarter of the prior year. On a GAAP basis, the company's Operating income was $244.9 million, or 9.2% of Net sales, compared with 10.5% in the second quarter of 2020.

The company's effective tax rate in the second quarter of 2021 and 2020 was 24.8%. The company's Adjusted diluted EPS was $3.40 for the second quarter of 2021, an increase of 15.3% compared with the second quarter of the prior year. On a GAAP basis, the company's Diluted EPS of $2.74 was flat compared with the second quarter of 2020.

Year to date Operating cash flow was $776.2 million through the second quarter of 2021 versus $448.2 million in the same period of the prior year, an increase of 73.2%. The increase was primarily driven by an improvement in net sales and increased cash generated from operations, as well as other working capital improvements. Free cash flow through the second quarter of 2021 more than doubled to $646.6 million from $308.1 million in the same period of the prior year.

Capital Allocation
During the twelve weeks ended July 17, 2021, the company repurchased 2.0 million shares of its common stock at an aggregate cost of $393.0 million, or an average price of $197.52 per share, in connection with its share repurchase program. At the end of the second quarter of 2021, the company had $868.8 million remaining under the share repurchase program.

On August 10, 2021 the company declared a regular cash dividend of $1.00 per share to be paid on October 1, 2021 to all common stockholders of record as of September 17, 2021.

Updated Full Year 2021 Guidance
"We are pleased with our performance during the first half of the year," said Jeff Shepherd, executive vice president and chief financial officer. "We are providing an update to our financial guidance for full year 2021 to reflect the positive first half results while remaining cognizant that there is the potential for volatility in the back half of the year."

	Prior Outlook		Updated Outlook
	As of June 2, 2021		As of August 24, 2021
	Full Year 2021		Full Year 2021
($ in millions)	Low	High	Low	High
Net sales	$10,400	$10,600	$10,600	$10,800
Comparable store sales	4.0%	6.0%	6.0%	8.0%
Adjusted operating income margin (1)	9.0%	9.2%	9.2%	9.4%
Income tax rate	24%	26%	24%	26%
Capital expenditures	$300	$350	$300	$350
Free cash flow (1)	Minimum $575		Minimum $700
Share Repurchases	$300	$500	$700	$900
New store openings	100	150	80	120
(1) For a better understanding of the company's adjusted results, refer to the reconciliation of non-GAAP adjustments in the accompanying financial tables included herein. Because of the forward-looking nature of the 2021 non-GAAP financial measures, specific quantification of the amounts that would be required to reconcile these non-GAAP financial measures to their most directly comparable GAAP financial measures are not available at this time.

Investor Conference Call
The company will host a webcast to discuss its results for the second quarter of 2021 and other business updates scheduled to begin at 8 a.m. Eastern Time on Tuesday, August 24, 2021. The webcast will be accessible via the Investor Relations page of the company's website (ir.AdvanceAutoParts.com).

To join by phone, please pre-register online for dial-in and passcode information. Upon registering, participants will receive a confirmation with call details and a registrant ID. While registration is open through the live call, the company suggests registering a day in advance or at minimum 10 minutes before the start of the call. A replay of the conference call will be available on the Advance website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of July 17, 2021, Advance operated 4,748 stores and 215 Worldpac branches in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The company also serves 1,306 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: AAPCommunications@advance-auto.com

Forward-Looking Statements
Certain statements herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "guidance," "intend," "likely," "may," "plan," "position," "possible," "potential," "probable," "project," "should," "strategy," "will," or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the company's strategic initiatives, operational plans and objectives, expectations for economic recovery and future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the company's views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the timing and implementation of strategic initiatives, the highly competitive nature of the company's industry, demand for the company's products and services, complexities in its inventory and supply chain, challenges with transforming and growing its business and factors related to the current global pandemic. Please refer to "Item 1A. Risk Factors." of the company's most recent Annual Report on Form 10-K, as updated by its Quarterly Report on Form 10-Q and other filings made by the company with the Securities and Exchange Commission, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands) (unaudited)

	July 17, 2021 (1)	January 2, 2021 (2)
Assets
Current assets:
Cash and cash equivalents	$809,287	$834,992
Receivables, net	803,880	749,999
Inventories	4,428,115	4,538,199
Other current assets	180,589	146,811
Total current assets	6,221,871	6,270,001
Property and equipment, net	1,472,467	1,462,602
Operating lease right-of-use assets	2,441,652	2,379,987
Goodwill	994,140	993,590
Intangible assets, net	665,193	681,127
Other assets	43,402	52,329
	$11,838,725	$11,839,636
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,807,293	$3,640,639
Accrued expenses	608,846	606,804
Other current liabilities	483,206	496,472
Total current liabilities	4,899,345	4,743,915
Long-term debt	1,033,686	1,032,984
Noncurrent operating lease liabilities	2,091,171	2,014,499
Deferred income taxes	365,978	342,445
Other long-term liabilities	146,980	146,281
Total stockholders' equity	3,301,565	3,559,512
	$11,838,725	$11,839,636

(1)This preliminary condensed consolidated balance sheet has been prepared on a basis consistent with the company's previously prepared consolidated balance sheets filed with the Securities and Exchange Commission (“SEC”), but does not include the footnotes required by accounting principles generally accepted in the United States of America (“GAAP”).
(2)The balance sheet at January 2, 2021 has been derived from the audited consolidated financial statements at that date, but does not include the footnotes required by GAAP.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 17, 2021 (1)	July 11, 2020 (1)	July 17, 2021 (1)	July 11, 2020 (1)
Net sales	$2,649,415	$2,501,380	$5,979,785	$5,199,262
Cost of sales, including purchasing and warehousing costs	1,460,164	1,404,666	3,305,608	2,929,815
Gross profit	1,189,251	1,096,714	2,674,177	2,269,447
Selling, general and administrative expenses	944,323	833,869	2,177,120	1,928,177
Operating income	244,928	262,845	497,057	341,270
Other, net:
Interest expense	(8,306)	(13,422)	(19,497)	(25,665)
Other income (expense), net	1,143	3,117	5,979	(2,872)
Total other, net	(7,163)	(10,305)	(13,518)	(28,537)
Income before provision for income taxes	237,765	252,540	483,539	312,733
Provision for income taxes	59,069	62,580	118,913	79,185
Net income	$178,696	$189,960	$364,626	$233,548

Basic earnings per common share	$2.76	$2.75	$5.59	$3.38
Weighted-average common shares outstanding	64,745	69,118	65,284	69,154

Diluted earnings per common share	$2.74	$2.74	$5.55	$3.37
Weighted-average common shares outstanding	65,210	69,294	65,720	69,350

(1)These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with the company's previously prepared consolidated statements of operations filed with the SEC, but do not include the footnotes required by GAAP.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	Twenty-Eight Weeks Ended
	July 17, 2021 (1)	July 11, 2020 (1)
Cash flows from operating activities:
Net income	$364,626	$233,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135,311	135,221
Share-based compensation	33,591	23,838
Provision for deferred income taxes	23,425	4,581
Other, net	6,857	2,741
Net change in:
Receivables, net	(53,301)	(55,055)
Inventories	111,952	67,894
Accounts payable	165,666	(108,860)
Accrued expenses	17,041	145,228
Other assets and liabilities, net	(29,009)	(926)
Net cash provided by operating activities	776,159	448,210
Cash flows from investing activities:
Purchases of property and equipment	(129,573)	(140,105)
Purchase of an indefinite-lived intangible asset	—	(230)
Proceeds from sales of property and equipment	1,857	305
Net cash used in investing activities	(127,716)	(140,030)
Cash flows from financing activities:
Proceeds from borrowing on revolving credit facility	—	500,000
Payment on revolving credit facility	—	(500,000)
Proceeds from issuances of senior unsecured notes, net	—	498,240
Dividends paid	(97,971)	(39,017)
Proceeds from the issuance of common stock	869	1,518
Repurchases of common stock	(579,291)	(37,203)
Other, net	(48)	(5,815)
Net cash (used in) provided by financing activities	(676,441)	417,723
Effect of exchange rate changes on cash	2,293	(3,066)

Net (decrease) increase in cash and cash equivalents	(25,705)	722,837
Cash and cash equivalents, beginning of period	834,992	418,665
Cash and cash equivalents, end of period	$809,287	$1,141,502

(1)These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with the company's previously prepared statements of cash flows filed with the SEC, but do not include the footnotes required by GAAP.

Reconciliation of Non-GAAP Financial Measures

The company's financial results include certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purpose of analyzing the company's operating performance, financial position or cash flows. The company has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) LIFO impacts; (2) transformation expenses under the company's strategic business plan; (3) non-cash amortization related to the acquired General Parts International, Inc. (“GPI”) intangible assets; and (4) other non-recurring adjustments is useful and indicative of the company's base operations because the expenses vary from period to period in terms of size, nature and significance and/or relate to store closure and consolidation activity in excess of historical levels. These measures assist in comparing the company's current operating results with past periods and with the operational performance of other companies in its industry. The disclosure of these measures allows investors to evaluate the company's performance using the same measures management uses in developing internal budgets and forecasts and in evaluating management’s compensation. Included below is a description of the expenses that the company has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing these measures is useful to investors as a supplement to the GAAP measures.

LIFO impacts — Beginning in the first quarter of 2021, to assist in comparing the company's current operating results with the operational performance of other companies in the industry, the impact of LIFO on the company's results of operations is a reconciling item to arrive at non-GAAP financial measures.

Transformation expenses — Costs incurred in connection with the company's business plan that focuses on specific transformative activities that relate to the integration and streamlining of its operating structure across the enterprise, that the company does not view to be normal cash operating expenses. These expenses include, but are not limited to the following:

•Restructuring costs - Costs primarily relating to the early termination of lease obligations, asset impairment charges, other facility closure costs and team member severance in connection with our voluntary retirement program and continued optimization of our organization.
•Third-party professional services - Costs primarily relating to services rendered by vendors for assisting the company with the development of various information technology and supply chain projects in connection with the company's enterprise integration initiatives.
•Other significant costs - Costs primarily relating to accelerated depreciation of various legacy information technology and supply chain systems in connection with the company's enterprise integration initiatives and temporary off-site workspace for project teams who are primarily working on the development of specific transformative activities that relate to the integration and streamlining of the company's operating structure across the enterprise.

GPI amortization of acquired intangible assets — As part of the company's acquisition of GPI, the company obtained various intangible assets, including customer relationships, non-compete contracts and favorable lease agreements, which they expect to be subject to amortization through 2025.

Reconciliation of Adjusted Net Income and Adjusted EPS:
	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands, except per share data)	July 17, 2021	July 11, 2020	July 17, 2021	July 11, 2020
Net income (GAAP)	$178,696	$189,960	$364,626	$233,548
Cost of sales adjustments:
Transformation expenses:
Other significant costs	165	295	2,468	1,548
LIFO impacts (1)	39,042	3,111	42,189	11,948
SG&A adjustments:
GPI amortization of acquired intangible assets	6,358	6,319	14,905	14,762
Transformation expenses:
Restructuring costs	3,961	5,577	24,703	9,641
Third-party professional services	5,537	1,281	13,571	4,264
Other significant costs	2,032	2,962	5,914	12,122
Other income adjustment	—	—	(36)	—
Provision for income taxes on adjustments (2)	(14,274)	(4,886)	(25,928)	(13,571)
Adjusted net income (Non-GAAP)	$221,517	$204,619	$442,412	$274,262

Diluted earnings per share (GAAP)	$2.74	$2.74	$5.55	$3.37
Adjustments, net of tax	0.66	0.21	1.18	0.58
Adjusted EPS (Non-GAAP)	$3.40	$2.95	$6.73	$3.95

(1)The twelve and twenty-eight weeks ended July 11, 2020 non-GAAP expenses have been adjusted to be comparable with the company's 2021 presentation.
(2)The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.

Reconciliation of Adjusted Gross Profit:
	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 17, 2021	July 11, 2020	July 17, 2021	July 11, 2020
Gross profit (GAAP)	$1,189,251	$1,096,714	$2,674,177	$2,269,447
Gross profit adjustments	39,207	3,406	44,657	13,496
Adjusted gross profit (Non-GAAP)	$1,228,458	$1,100,120	$2,718,834	$2,282,943

Reconciliation of Adjusted Selling, General and Administrative Expenses:
	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 17, 2021	July 11, 2020	July 17, 2021	July 11, 2020
SG&A (GAAP)	$944,323	$833,869	$2,177,120	$1,928,177
SG&A adjustments	(17,888)	(16,139)	(59,093)	(40,789)
Adjusted SG&A (Non-GAAP)	$926,435	$817,730	$2,118,027	$1,887,388

Reconciliation of Adjusted Operating Income:
	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 17, 2021	July 11, 2020	July 17, 2021	July 11, 2020
Operating income (GAAP)	$244,928	$262,845	$497,057	$341,270
Cost of sales and SG&A adjustments	57,095	19,545	103,750	54,285
Adjusted operating income (Non-GAAP)	$302,023	$282,390	$600,807	$395,555

NOTE: Adjusted gross profit, Adjusted gross profit margin (calculated by dividing Adjusted gross profit by Net sales), Adjusted SG&A, Adjusted SG&A as a percentage of Net sales, Adjusted operating income and Adjusted operating income margin (calculated by dividing Adjusted operating income by Net sales) are non-GAAP measures. Management believes these non-GAAP measures are important metrics in assessing the overall performance of the business and utilizes these metrics in its ongoing reporting. On that basis, management believes it is useful to provide these metrics to investors and prospective investors to evaluate the company’s operating performance across periods adjusting for these items (refer to the reconciliations of non-GAAP adjustments above). These non-GAAP measures might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

Reconciliation of Free Cash Flow:
	Twenty-Eight Weeks Ended
(In thousands)	July 17, 2021	July 11, 2020
Cash flows from operating activities	$776,159	$448,210
Purchases of property and equipment	(129,573)	(140,105)
Free cash flow	$646,586	$308,105

NOTE: Management uses Free cash flow as a measure of its liquidity and believes it is a useful indicator to investors or potential investors of the company's ability to implement growth strategies and service debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Adjusted Debt to Adjusted EBITDAR:
	Four Quarters Ended
(In thousands, except adjusted debt to adjusted EBITDAR ratio)	July 17, 2021	January 2, 2021
Total GAAP debt	$1,033,686	$1,032,984
Add: Operating lease liabilities	2,553,804	2,477,087
Adjusted debt	3,587,490	3,510,071

GAAP Net income	624,098	493,021
Depreciation and amortization	250,171	250,081
Interest expense	40,719	46,886
Other income (expense), net	(4,867)	3,984
Provision for income taxes	197,722	157,994
Restructuring costs	31,827	16,765
Third-party professional services	23,424	14,117
Other significant costs	13,838	19,126
Transformation expenses	69,089	50,008
Other adjustments (1)	47,986	48,022
Total net adjustments	600,820	556,975
Adjusted EBITDA	1,224,918	1,049,996
Rent expense	559,369	553,751
Share-based compensation	55,024	45,271
Adjusted EBITDAR	$1,839,311	$1,649,018

Adjusted Debt to Adjusted EBITDAR	2.0	2.1

(1)The adjustments to the four quarters ended July 17, 2021 and January 2, 2021 represent charges incurred resulting from the early redemption of the company's 2022 and 2023 senior unsecured notes.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The company’s goal is to maintain an investment grade rating. The company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the company's ability to obtain additional funding. If the company was unable to maintain its investment grade rating this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the company's financing arrangements. The leverage ratio calculated by the company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, net earnings or debt as determined in accordance with GAAP. The company adjusts the calculation to remove rent expense and to add back the company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the company’s peers and to account for differences in debt structures and leasing arrangements. The company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Store Information

During the twenty-eight weeks ended July 17, 2021, 18 stores and branches were opened and 31 were closed or consolidated, resulting in a total of 4,963 stores and branches as of July 17, 2021, compared to a total of 4,976 stores and branches as of January 2, 2021.